UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 28, 2026

KOPIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19882	04-2833935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 North Drive, Westborough, MA 01581

(Address of Principal Executive Offices) (Zip Code)

(508) 870-5959

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	KOPN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Definitive Material Agreement.

Joint Development and License Agreement

On April 27, 2026, Kopin Corporation, entered into a Joint Development and License Agreement (the “JDA”) with Fabric AI, Inc., pursuant to which Kopin and Fabric AI, Inc. agreed to collaborate on the development and commercialization of Kopin’s interface for GPU-to-GPU connectivity and will work together to develop a prototype and demonstration version of the Project Technology (as defined below) in accordance with one or more statements of work or purchase orders (each, a “Development Plan”) agreed in writing between the parties from time to time, which shall set out the scope, deliverables, timelines and other relevant terms of the applicable development activities. Any data communications chip technology that is to be developed by either party in performance of any Development Plan is herein referred to as the “Project Technology.”

Pursuant to the JDA, Fabric AI Inc. has agreed to pay Kopin up to $15,000,000 for the development of the Project Technology through achievement of at least one successful prototype demonstrations (a “Successful Demo”) in accordance with the Development Plan(s) and the funding schedule agreed by the parties (the “Development Funds”). Fabric AI, Inc has agreed to issue an initial purchase order of $5,000,000 within 10 business days after the date on which the JDA was entered into, and payable within ten business days of Kopin’s receipt of such purchase order. Further, Fabric AI, Inc., agreed that it will ensure that at least $5,000,000 of funds are available in a segregated account to cover Development Plan needs. Following this initial purchase order, Fabric AI Inc. will pay Kopin the remaining Development Funds in installments in accordance with a time-based funding schedule agreed by the parties as part of the applicable Development Plan. Following achievement of a Successful Demo, the parties agreed to negotiate in good faith for a period of one year to agree upon a funding, development, manufacturing and commercialization plan for production deployment of the Project Technology, as agreed in writing by the parties (the “Production Plan”), which is expected to include an additional payment by Fabric AI, Inc. of approximately $15,000,000 to $25,000,000.

Pursuant to the JDA, Kopin must (i) provide the Fabric AI, Inc. with periodic written reports not less than once per month concerning all material activities undertaken in respect of the applicable Development Plan, (ii) keep Fabric AI, Inc. informed on a timely basis concerning all material progress in the applicable Development Plan, and (iii) at Fabric AI, Inc.’s reasonable written request, from time to time, provide Fabric AI, Inc. with information relating to the progress of the applicable Development Plan.

In further consideration of Kopin’s contributions to the development of the Project Technology, Fabric AI, Inc. has agreed to issue to Kopin shares of the Fabric AI Inc.’s Series J Convertible Preferred Stock, par value $0.0001 per share (“Series J Preferred Stock”), constituting 19.9% of the pro forma fully-diluted outstanding shares of Fabric AI Inc.’s common stock, par value $0.0001 per share (the “Common Stock”), excluding shares of common stock underlying unexercised options, warrants, and other common stock equivalents, , subject to certain anti-dilution adjustments upon the sale or issuance of Common Stock or common stock equivalents, or the conversion or exercise of outstanding common stock equivalents as further described below.. Pursuant to the JDA, Fabric AI Inc. agreed to take all actions necessary to give full force and effect to the adjustment provisions set forth in the Certificate of Designations Series J Convertible Preferred Stock (the “Series J Certificate of Designations”), including through the issuance of additional shares of Series J Preferred Stock to Kopin in such amounts as may be required to ensure that the number of shares of Series J Preferred Stock issued to Kopin are convertible into the Maximum Issuance (as defined below) upon each Dilutive Issuance or Dilutive Conversion (as each term is defined below), as applicable, in accordance with the terms of the Series J Certificate of Designations.

The number of Series J Conversion Shares initially may not exceed 291,049 (the “Maximum Issuance”); provided, however, that (1) the sale and issuance, in one or more offerings, of any Common Stock or any securities entitling any person to acquire shares of Common Stock (such issuance, a “Dilutive Issuance”) or (2) the issuance of Common Stock (a “Dilutive Conversion”) in connection with any conversions or exercises of any common stock equivalents that are (x) outstanding as of April 27, 2026 or (y) approved for grant by the Board on April 27, 2026, and not yet issued or outstanding as of such date (the “Existing Common Stock Equivalents”), the Maximum Issuance (b) will be increased to equal the sum of (i) the Maximum Issuance immediately prior to the date of such Dilutive Issuance or Dilutive Conversion, plus (ii) 0.1999 shares of Common Stock for each share of Common Stock issued in connection with such Dilutive Issuance or Dilutive Conversion, as the case may be. Once an adjustment to the Maximum Issuance has been made in respect of (A) Dilutive Issuances, and (B) any exercises for cash of Existing Common Stock Equivalents, in an aggregate amount equal to $50 million, no further adjustments will be made for any subsequent Dilutive Conversions or Dilutive Issuances.

The Series J Preferred Stock entitles Kopin to dividends of 6% per annum accruing daily, which are payable semi-annually on each June 30 and December 31 (each, a “Dividend Payment Date”) during the period in which any shares of Series J Preferred Stock remain outstanding. Dividends are payable in cash; provided, however, that Fabric AI, Inc. may, at its sole option, elect to pay any dividend in kind by issuing to Kopin additional shares of Series J Preferred Stock having an aggregate stated value equal to the amount of the dividend then due (each such payment, a “PIK Dividend”). If Fabric AI, Inc. elects to pay a PIK Dividend, the stated value of the Series J Preferred Stock’s Series J Preferred Stock will be increased by the amount of such PIK Dividend, or Fabric AI, Inc. will issue additional shares of Series J Preferred Stock to Kopin reflecting such PIK Dividend. If, on a Dividend Payment Date, dividends on the Series J Preferred Stock have not been declared and paid in full, such unpaid dividends will continue to accrue daily from and after the initial Dividend Payment Date and will compound on a semi-annual basis at the applicable rate for the Series J Preferred Stock on each subsequent Dividend Payment Date until paid in full.

Pursuant to the JDA, Fabric AI, Inc. and Kopin have agreed to jointly and equally own all right, title, and interest in the Project Technology developed under the JDA, while Kopin retains sole ownership of pre-existing technology in its possession on the date of the JDA, and any improvements and modifications to such technology, excluding Project Technology (the “Background Technology”). Kopin has granted Fabric AI, Inc. a non-exclusive, royalty-free, worldwide license under Kopin’s Background Technology for developing and commercializing Project Technology within the scope of Fabric AI, Inc’s rights under the JDA. Fabric AI, Inc. has the exclusive worldwide rights to commercialize the Project Technology in all commercial markets, subject to Kopin’s exclusive worldwide rights to commercialize the Project Technology for or with respect to: (a) government agencies, departments, instrumentalities or other public sector bodies, including defense, intelligence, national security and public research bodies; (b) military, defense or government intelligence end users; and (c) defense contractors, subcontractors, integrators and other entities primarily engaged in supplying products or services to government, military, defense or government intelligence markets, in each case on a worldwide basis. All products incorporating the Project Technology are required to be manufactured exclusively by or on behalf of Kopin.

The JDA provides for the establishment of a joint steering committee (the “JSC”) to oversee and coordinate the performance of the JDA, consisting of two representatives from each of Fabric AI, Inc. and Kopin. Michael Murray, Kopin’s Chief Executive Officer, will serve as one of Kopin’s representatives and as chairperson of the JSC. Members of the JSC may be compensated by Fabric AI, Inc. and/or Kopin in a manner to be determined by the parties.

Either Fabric AI, Inc. or Kopin may terminate the JDA upon sixty days’ written notice for material breach (subject to a cure period) or immediately upon a bankruptcy event of the other party. In the event of termination arising from Fabric AI Inc.’s breach, failure to fund, or a bankruptcy event, Kopin has the right to continue to develop, use, and commercialize the Project Technology without restriction, and Fabric AI, Inc. has agreed to assign to Kopin all of its right, title, and interest in the Project Technology.

Pursuant to the JDA, Fabric AI, Inc. has agreed that, during the term of the JDA and for three years thereafter, neither Fabric AI, Inc. nor its affiliates will (a) acquire beneficial ownership of more than 9.9% of the outstanding voting securities of Kopin; (b) make or participate in any tender offer, exchange offer, merger or other business combination involving Kopin; (c) solicit proxies or consents with respect to securities of Kopin; or (d) otherwise seek to obtain control of Kopin other than through a transaction approved by Kopin’s board of directors.

The JDA contains certain representations and warranties, covenants and indemnities customary for similar transactions. The representations, warranties and covenants contained in the JDA were made solely for the benefit of the parties to the JDA and may be subject to limitations agreed upon by the parties.

The foregoing description of the JDA does not purport to be complete and is qualified in its entirety by reference to the full text of the JDA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Supply Agreement

Concurrently with the JDA, on April 27, 2026, Fabric AI, Inc. and Kopin also entered into that certain Commercial Supply Agreement (the “Supply Agreement”). Under the Supply Agreement, Kopin has appointed Fabric AI, Inc. as the exclusive seller of any products incorporating the Project Technology and developed under the JDA (the “Products”) to end users located worldwide, excluding countries subject to comprehensive U.S. trade or economic sanctions (the “Territory”). Kopin has retained exclusive supply and distribution rights with respect to the sale of Products to the automotive, military, and defense markets, and has the right to prioritize supply to such markets.

Fabric AI, Inc. is required to purchase its entire requirements for Products from Kopin, except following the occurrence of any of the following: (a) Kopin’s failure to deliver at least 90% of the quantity of Products ordered by Fabric AI, Inc. in an accepted purchase order within the applicable lead times agreed by the parties (plus a grace period of 30 days), in each case other than where such failure is due to (x) supply constraints, component shortages or manufacturing limitations, or (y) compliance with Kopin’s other contractual, legal or regulatory obligations; (b) Kopin’s written notice to Fabric AI, Inc. that Kopin will be unable to fulfill a material portion of any purchase order; (c) Kopin’s failure, over two (2) consecutive quarters, to use commercially reasonable efforts to maintain manufacturing capacity sufficient to support Fabric AI, Inc.’s forecasted requirements, as agreed between the parties; or (d) Kopin’s discontinuation of manufacturing operations for the Products for a period of sixty (60) or more consecutive days (other than for scheduled maintenance disclosed to Fabric AI, Inc. in advance), except, with regard to each of the foregoing, to the extent directly caused by (i) acts beyond Kopin’s reasonable control; (ii) Fabric AI, Inc.’s failure to perform any of its obligations under the Supply Agreement; (iii) Kopin’s compliance with any contractual, legal or regulatory obligation to prioritize supply to governmental, military or defense customers; (iv) any increase in purchase orders or forecasted requirements by Fabric AI, Inc. that is not consistent with the most recent forecast provided to Kopin or that exceeds agreed ramp-up parameters between the parties; or (v) any purchase order or requested delivery date that does not comply with the applicable lead times agreed by the parties (each, an “Inability to Supply Event”). In the event of an Inability to Supply Event, Fabric AI, Inc. may, solely to the extent necessary and subject to written agreement with Kopin, manufacture Products in the Territory. Any such right terminates immediately upon Kopin’s ability to resume supply.

Fabric AI, Inc. and Kopin have agreed to cooperate in good faith to develop a mutually acceptable manufacturing ramp-up plan (the “Ramp-Up Plan”) which will include: (a) identification and procurement of tooling, equipment, and other capital assets required for factory production of the Products; (b) qualification and sourcing of components and raw materials necessary for manufacture of the Products; (c) establishment of a timeline for the commencement and scaling of commercial manufacturing operations; (d) a detailed budget setting forth the estimated costs associated with each element of the Ramp-Up Plan. The parties intend to finalize the Ramp-Up Plan within one year following successful completion of the product development phase under the JDA.

The Supply Agreement has an initial term of four years commencing on the effective date, with automatic one-year renewal periods unless either party provides written notice of non-renewal at least 90 days prior to the end of the then-current term. Upon expiration or termination, all indebtedness of Fabric AI, Inc. to Kopin will become immediately due and payable, and Fabric AI, Inc. will be required to cease representing itself as Kopin’s authorized representative and return or destroy all confidential information.

The Supply Agreement also contains customary representations and warranties, indemnification provisions, product warranty provisions, confidentiality obligations, insurance requirements, non-compete restrictions, and other miscellaneous terms.

The foregoing description of the Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Supply Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD.

On April 28, 2026, Kopin Corporation issued a press release announcing a strategic collaboration with Fabric.AI to jointly develop MicroLED-based optical interconnect technology intended to replace traditional copper wiring between GPUs and high-performance processors in AI data-center infrastructure. As disclosed in the release, Fabric.AI has placed an initial $15 million purchase order with Kopin to fund development of a demonstration chipset. The companies’ jointly developed Neural I/o™ architecture leverages Kopin’s proprietary MicroLED and NeuralDisplay™ technologies to enable ultra-high-speed, low-power optical data transmission for chip-to-chip and system-to-system communication. Kopin will be the exclusive manufacturer of the Neural I/o™ chipsets and holds a 19.9% equity position in Fabric.AI. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit	Description
10.1	Joint Development and License Agreement, dated April 27, 2026, by and between the Company and Kopin Corporation
10.2	Exclusive Supply and Distribution Agreement, dated April 27, 2026, by and between the Company and Kopin Corporation
99.1	Kopin Corporation Announces “Breakthrough MicroLED-Based Optical Interconnect Technology for AI Infrastructure in Collaboration with Fabric.AI”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOPIN CORPORATION

Dated:	April 28, 2026	/s/ Erich Manz
Erich Manz
Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)